EXHIBIT 4.6

                                  (TRANSLATION)


                           SHARE HANDLING REGULATIONS
                                       OF
                            TOYOTA MOTOR CORPORATION
                                         Established:   November 28, 1951
                                         As last amended on April 1, 2003


                                   CHAPTER I.
                               GENERAL PROVISIONS


Article 1.      (Purpose)

     With respect to the handling relating to shares of the Corporation under
Article 7 of the Articles of Incorporation of the Corporation, the matters shall be as provided in these Regulations.

Article 2. (Transfer agent, handling place, handling office and liaison offices)

       The transfer agent and handling place under Article 6 paragraph 2 of the Articles of Incorporation of the Corporation and its handling office and liaison offices shall be as follows:

       Transfer agent:

              UFJ Trust Bank Limited
              4-3, Marunochi 1-chome, Chiyoda-ku, Tokyo

       Handling place:

              UFJ Trust Bank Limited
              4-3, Marunouchi 1-chome, Chiyoda-ku, Tokyo

       Handling office:

              UFJ Trust Bank Limited,
              Corporation Agency Department
              10-11, Higashisuna, 7-chome, Koutou-ku, Tokyo


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       Liaison offices:

              Branch offices throughout Japan of UFJ Trust Bank Limited and

              Head office and branch and sub-branch offices throughout Japan of The Nomura Securities Co., Ltd.

Article 3.      (Denominations of share certificates)

1. Certificates of shares to be issued by the Corporation shall be in denominations of 1, 5, 10, 50, 100, 500, 1,000, 5,000, 10,000 or 100,000 shares;
provided, however, that in addition to those mentioned above, with respect to any number of shares less than 100, a certificate representing such number of shares may be issued.

2. Shareholders may not request to issue certificates representing any number of shares falling short of the number of shares to constitute one unit (tangen) provided for in Article 5 paragraph 2 of the Articles of Incorporation of the Corporation (hereinafter called "less-than-one-unit shares"), except for the cases provided for in Article 21 (Reissue due to mutilation or disfigurement),
Article 22 (Reissue due to used-up space on share certificate) and Article 30 (Reissuance due to lapse of share certificates).

Article 4.      (Application, request, notification, etc.)

1. Any application, request, notification, etc., with respect to the matters provided for in these Regulations, the exchange of share certificates, payment of dividends and other matters which the Corporation has delegated to the transfer agent shall be directed to the transfer agent.

2. The procedure under the preceding paragraph shall be taken by submitting the application, request, notification, etc., in the prescribed form setting forth the address and name of the applicant or the requesting or notifying party and affixed with the seal filed as provided in Article 16; provided, however, that if it is not so affixed with the seal filed as provided in Article 16, a document identifying the applicant or the requesting or notifying party shall be attached.

Article 5.       (Agent)

       If the procedure mentioned in paragraph 1 of the preceding Article is taken by agent, such agent shall submit a document showing his power of representation.


Article 6.      (Certification document and guarantor)

     If the Corporation deems it necessary in connection with the procedure mentioned in Article 4 paragraph 1, the Corporation may require, in addition to those provided for in these Regulations, such certification document or such guarantor as the Corporation may deem appropriate.

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                                   CHAPTER II.
                      REGISTRATION OF TRANSFER, REGISTER OF
                      BENEFICIAL SHAREHOLDERS, REGISTRATION
                   OF PLEDGE AND INDICATION OF TRUST PROPERTY


Article 7.      (Registration of transfer)

1. In case of an application for registration of a transfer of shares, the application in the prescribed form shall be submitted, together with the share certificates; provided, however, that it shall not be required to submit share certificates if the share certificates have not been issued.

2. In case of an application for registration of a transfer of shares by a person who has acquired the shares for any cause other than assignment, a document showing the acquisition of the shares shall be submitted in addition to those provided for in the preceding paragraph.

Article 8. (Registration of transfer in cases otherwise provided for in laws or ordinances)

       If, in the case of an application for registration of a transfer of shares in accordance with the preceding Article, specific procedure is required to be followed under any law or ordinance for the acquisition of such shares, a document showing the completion of such procedure shall be attached.

Article 9.      (Recording on Register of Beneficial Shareholders)

       Entry or recording in the Register of Beneficial Shareholders shall be made upon the notice from the Japan Securities Depository Center (the "Center")with respect to beneficial shareholders.

Article 10. (Integration of Number of Shares in Register of Shareholders and in Register of Beneficial Shareholders)

       In case a shareholder entered or recorded in the register of beneficial shareholders is deemed to be the same person as a shareholder entered or recorded in the register of shareholders, the number of shares entered or recorded in the register of beneficial shareholders and that entered or recorded in the register of shareholders shall be aggregated with respect to the exercise of shareholders' rights.

Article 11.     (Registration of pledge and cancellation thereof)

       In case of an application for registration of a pledge or for cancellation thereof, the application in the prescribed form shall be submitted under the joint signatures of the pledgor and the pledgee together with the share certificates.

Article 12.     (Indication of trust property and cancellation thereof)

       In case of an application for indication of trust property or for cancellation thereof, the application in the prescribed form shall be submitted together with the share certificates.

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                                  CHAPTER III.
                  NOTICE OF NON-POSSESSIONOF SHARE CERTIFICATES


Article 13.     (Notice of non-possession of share certificates)

       A shareholder not desiring to possess share certificates shall submit notice in the prescribed form, together with the share certificates; provided, however, that it shall not be required to submit share certificates if such notice is submitted in respect of the share certificates to be newly issued.


                                   CHAPTER IV.
                         NOTIFICATION OF VARIOUS MATTERS


Article 14. (Notification of shareholder's name, address, proxy and representative)

1. A shareholder shall file notification of his name and address by means of the shareholder card (including the beneficial shareholder card, the same applies hereinafter); provided, however, that if the shareholder falls under any of the following items, notification of the matters mentioned for in such item shall be filed by means of the shareholder card:

(1) If the shareholder is a person under disability, the name of the shareholder and the title, name and address of the legal representative of such shareholder.

(2) If the shareholder is a judicial person, the name and address of the judicial person and the title and name of its representative.

2. If the shares are jointly owned, all of the joint owners shall file notification of their representative in the prescribed form, in addition to those provided for in the preceding paragraph.

3. A shareholder (or such shareholder's legal or other representative, if any) having no domicile in Japan shall, in addition to those provided for in the preceding two paragraphs, designate his provisional address or appoint standing proxy in Japan and file notification of such provisional address or the name and address of such standing proxy.

Article 15. (Notification of change of shareholder's name, address, proxy or representative)

1. In case of a change occurring in the matters notified under the preceding Article, notification thereof shall be filed in the prescribed form, together with the relevant document mentioned in the following items; provided, however, that it shall not be required to attach such document in the case of a change of address:

(1) If the change relates to the shareholder or his legal representative, the share certificates (except where the share certificates have not been issued) and a document showing such fact.

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(2)    If the change relates to the representative of the judicial person or the standing proxy, a document showing such fact.

2. In case of a change occurring in the representative of joint-owners of shares, all the joint-owners shall file notification thereof in the prescribed form.

Article 16.     (Notification of seal)

1. A shareholder shall file notification of his seal to be used for the procedure provided for in Article 4 paragraph 1 by means of the shareholder card; provided, however, that notification shall be filed of the seal of the legal representative, if any, or of the representative if the shareholder is a judicial person or the seals of the shareholder and his standing proxy, if the shareholder has any.

2. In case of a change of the notified seal, notification thereof shall be filed in the prescribed form.

3. A foreigner accustomed to signing may substitute signature for seal.

Article 17.     (Application to registered pledgees)

       The provisions of this Chapter shall apply mutatis mutandis to the registered pledgees.


                                   CHAPTER V.
                         ISSUANCE OF SHARE CERTIFICATES


Article 18.     (Indication of name)

1. A share certificate shall indicate the name of the shareholder; provided, however, that in respect of share certificates deposited with the Center, the name of the Center shall be indicated at the request of the Center.

2. Upon application being made for the registration of a transfer in accordance with the provisions of Chapter II, the date of registration in the register of shareholders shall be entered in the specified space on the share certificate and the transfer agent shall affix its attesting seal thereto.

Article 19.     (Registration of pledge and indication of trust property)

       Upon application being made for the registration of a pledge or the indication of trust property or for the cancellation thereof in accordance with the provisions of Articles 11 and 12, a statement to that effect and the date of registration in the register of shareholders shall be entered on the share certificate and the transfer agent shall affix its attesting seal thereto.

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Article 20.     (Issuance or return of unpossessed share certificates)

1. In case a shareholder who has submitted notice of non-possession of share certificates in accordance with the provisions of Article 13 desires to apply for the issuance or return of the share certificates, such shareholder shall submit the application in the prescribed form; provided, however, that no application may be made for the issuance of certificates for less-than-one-unit shares.

2. In the case of the preceding paragraph, the Corporation may require the applicant for the submission of the written notice of acceptance of notice of non-possession of share certificates previously delivered by the Corporation or a certificate in lieu thereof and the receipt for the share certificates.

Article 21.     (Reissue due to mutilation or disfigurement)

       In case of an application for the reissue of share certificates due to mutilation or disfigurement of share certificates, the application in the prescribed form shall be submitted together with the share certificates; provided, however, that if the mutilation or disfigurement is to such an extent as to render it difficult to ascertain the authenticity of the share certificates, the provisions of the Chapter VII shall apply mutatis mutandis.

Article 22.     (Reissue due to used-up space on share certificate)

       If the column for holders' names on a share certificate is used up, a new share certificate shall be issued in exchange for such certificate.

Article 23.     (Issuance due to division, consolidation, etc.)

1. In case of an application for the issuance of new share certificates due to division or consolidation of share certificates, the application in the prescribed form shall be submitted together with the share certificates; provided, however, that no application may be made for the issuance of certificates for less-than-one-unit shares.

2. In case of an application for the issuance of new share certificates by adding up the less-than-one-unit shares for which share certificates have been issued and the less-than-one-unit shares for which no share certificates have been issued, the application in the prescribed form shall be submitted together with the certificates for the less-than-one-unit shares; provided, however, that no application may be made for the issuance of certificates for less-than-one-unit shares.


                                   CHAPTER VI.
                      PURCHASE OF LESS-THAN-ONE-UNIT SHARES


Article 24.     (Request for purchase of shares)

1. In case of a request for purchase of less-than-one-unit shares, the request in the prescribed form shall be submitted to the transfer agent's location of business, business office

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or any of its transmitting offices, together with the share certifications;
provided, however, that it shall not be required to submit share certificates if the share certificates have not been issued.

2. In case a request referred to in the preceding paragraph is made by a beneficial shareholder, such request shall be made through the participant(s) of the Center having the beneficial shareholder's account and the Center.

Article 25.     (Determination of purchase price)

     In case a purchase request is made in respect of less-than-one-unit shares, the sale and purchase price of such shares shall be an amount obtained by multiplying the number of shares requested to be purchased by an amount equal to the final sale and purchase price on the market provided by the Tokyo Stock Exchange on the day on which the purchase request has reached the transfer agent's location of business or business office or any of its transmitting offices (hereinafter called the "date of request"); provided, however, that if there is no sale and purchase transaction on the market provided by the Tokyo Stock Exchange on the date of request or if the date of request falls on a holiday for the Tokyo Stock Exchange, an amount equal to the first sale and purchase price validly established on the following trading day and thereafter shall be used.

Article 26.     (Payment of purchase price)

       The purchase price under the preceding Article shall be paid on a day designated by the Corporation and falling within 4 transfer agent's business days counting from the day on which the sale and purchase price has been determined and the documents necessary for the purchase request have reached the transfer agent's business office, at such business office; provided, however, that if the Corporation purchases the less-than-one-unit shares at the price of the date of the less-than-one-unit shares ex-dividend (including the distribution of money provided for in Article 293-5 of the Commercial Code (interim dividend); the same applies hereinafter) or ex-rights, it shall pay on the next business day of the day of final determination of such dividend or rights (the "record date")

Article 27.     (Time of transferring the shares)

1. The less-than-one-unit shares requested to be purchased shall be transferred to the Corporation at the time provided for in the following items:

(1) In case of payment in cash at the transfer agent's business office, at the time such payment is tendered.

(2) In all other cases, at the time the procedure for such payment has been completed.

2. If the Corporation purchases the less-than-one-unit shares at the price of the date of ex-dividend or ex-rights, the registration of transfer shall not be made until the record date. In case of such shares being cum dividend or cum rights, the shares shall be transferred to the Corporation on the record date, notwithstanding that the purchase price remains unpaid until the record date.

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                                  CHAPTER VII.
                  REISSUANCE OF SHARE CERTIFICATES DUE TO LOSS


Article 28. (Application for registration of loss of share certificates and cancellation thereof)

1. In case registration of loss of share certificates is applied for, the application form therefor shall be submitted together with a document evidencing acquisition of the share certificates concerned, a document evidencing loss thereof and a document for identification of the applicant; provided, however, that in case the applicant is the nominee or the registered pledgee of the lost share certificates, only the document evidencing loss thereof shall be required for submission.

2. In case the registrant of lost share certificates applies for cancellation of such registration referred to in the preceding paragraph, the application form therefor shall be submitted.

Article 29. (Application for objection to registration of loss of share certificates)

       In case objection to registration of loss of share certificates is applied for, the application form therefor shall be submitted together with the share certificate concerned and a document for identification of the applicant; provided, however, that in case such objection is applied by the shareholder or the registered pledgee, a document for identification of the applicant shall not be required.

Article 30.     (Reissuance due to lapse of share certificates)

       In case reissuance of lapsed share certificates is requested, the request form therefor shall be submitted.

Article 31.     (Application of provisions concerning reports)

     In case the registrant of loss of share certificates, who is not the holder or the registered pledgee of the share certificates concerned, changes the description of the register of lost share certificates recorded in writing or digitally, the provisions of Articles 14 through 17 hereof shall be applied mutatis mutandis.

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                                  CHAPTER VIII.
                                      FEES


Article 32.     (Fees)

       The fees for the handling of shares shall be as follows;

(1) Application of loss of share certificates pursuant to Article 28
                      10,000 yen per case
                         500 yen per share certificate
(2) The fees for the handling of shares other than the above shall be free.


                             SUPPLEMENTAL PROVISIONS


Article 1.      (Amendment to Regulations)

       Any amendment to these Regulations shall be by resolution of the Board of Directors.

Article 2.      (Effective date)

       These Regulations, as amended, shall become effective as from April 1, 2003.

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